EXHIBIT 99

Introduction

Orient-Express Hotels Ltd.

Orient-Express Hotels Ltd is a hotel and travel company focused on the luxury sector of the leisure market with many iconic and highly acclaimed properties, offering an elite collection of travel experiences. We own or part-own and manage 50 businesses operating in 24 countries.

41 are hotels ranging across six continents, including distinctive properties such as Hotel Cipriani in Venice, Grand Hotel Europe in St Petersburg, Hotel Ritz in Madrid, Mount Nelson Hotel in Cape Town and Copacabana Palace in Rio de Janeiro. Six tourist trains include the legendary Venice Simplon-Orient-Express in Europe, Eastern & Oriental Express in Southeast Asia and The Royal Scotsman. We also part-own and manage PeruRail in Peru, which operates the Cuzco-Machu Picchu train services used by most travellers to Peru, including the first class Hiram Bingham train experience. The m.v. Road To Mandalay offers luxury cruises on the Irrawaddy River in Burma and Afloat in France operates indulgent péniche-hôtels (barges) on the inland waterways of France. We also own and run the iconic ‘21’ restaurant in New York City.

Orient-Express will continue to acquire additional distinctive luxury properties throughout the world when conditions are right and is seeking management contracts for similar assets in key destinations. We look for properties that are special and unique as well as luxurious, and avoid the use of a chain brand. Instead, the local hotel brand is promoted and the Orient-Express brand used as an assurance of quality to customers, since we believe that discriminating travellers seek distinctive individual hotels in preference to a chain.

There are also opportunities for the development of private residences in the portfolio. Certain hotels have vacant land adjacent to the property which is suitable for the construction of luxury vacation villas and apartments. Current projects include La Samanna Villas, adjacent to our hotel on the French side of St Martin, West Indies and an apartment and marina development, Porto Cupecoy, on the Dutch side. There is also a residential development around the golf course on the estate of our hotel Keswick Hall, near Charlottesville, Virginia.

Chairman’s message

April 2, 2010

Dear Fellow Shareholder,

As I write this in the Spring of 2010, the general mood in business and finance, and therefore among many of our customers, is more positive than 12 months ago but these are still uncertain times. World trade is showing signs of recovery but the banking system still needs to regain confidence. The luxury lodging sector still has no clear outlook on business but they and we are clear about the need for our colleagues in the field to be fast and flexible to meet demand on any given day.

2009 was a year of conservation for Orient-Express Hotels. The key strategies of our President and Chief Executive Officer, Paul White and his management team were to continue to preserve cash and reduce debt resulting in a stronger balance sheet, while at the same time driving revenue. They have made good progress in all areas. Our general management has shown itself equal to the task of cutting costs without negative impact on customer service. They have worked hard to increase customer expenditure throughout the properties, not just on rooms but in our bars, restaurants and spas.

A policy was developed for the disposal of non-core assets and four businesses were sold, and sold well, during 2009. New Real Estate projects remained on hold but we made good progress with sales of our developed Real Estate at Porto Cupecoy and the villas at La Samanna in St Martin, West Indies as well as the Keswick Estate in Charlottesville, Virginia.

Our customers are still travelling, although they make their decisions within a very short lead time. There seems to be some evidence of group business coming back. What all of our customers have in common is that they are, as they are entitled to be, ever more demanding. They may travel less but their vacations or short breaks are more important to them as a result and we have to make sure we get it right. We have benefited during the downturn from the fact that our business is focused primarily on the leisure traveller. In these difficult times, people still need to take a break. Families need to have time together and Orient-Express is well placed to set the backdrop for the major celebrations of people’s lives.

We are still in a recession and it is not yet known where the bottom of the market will be but I am confident that your Company is well positioned when the recovery starts in earnest.

Sincerely,

James B. Hurlock

Chairman

President’s Overview of Performance

The liquidity crisis affecting the world’s financial institutions at the end of 2008, culminating in the well publicized demise of Lehman Brothers, had consequences for businesses in all corners of the globe. The impact on our industry was severe, with RevPAR down throughout the world in the last four months of 2008. Orient-Express therefore entered 2009 in a cautious mode.

The primary focus of the Company in 2009 was to navigate the crisis. We embarked on a strategy to reduce costs, while not only maintaining, but in many areas enhancing, guest service levels. At the same time, with increased focus on debt, our balance sheet needed to be reshaped. Debt levels of over $800 million were considered unsustainable.

Before I detail some of the key actions and achievements of 2009, I would like to place on record my thanks to my colleagues around the world. The dedication shown by these talented individuals continues to delight my management team, and more importantly, our guests, and is the cornerstone upon which Orient-Express is founded.

As I look back on 2009, the toughest of trading environments, I would summarize our key achievements, as follows:

•                  Sold four non-core assets, raising $108 million

•                  Relaunched our Real Estate sales program and completed the Porto Cupecoy development

•                  Reduced indebtedness of the Company by $109 million

•                  Reduced fixed and variable overheads by $20 million

•                  Launched a new brand strategy for Orient-Express

•                  Integrated Hotel das Cataratas, Iguassu Falls, Brazil into the Orient-Express portfolio

In the first quarter of 2010, we enhanced our portfolio of unique assets with the acquisition of the Grand Hotel Timeo and Villa Sant’Andrea in Sicily. These two properties will complement our existing Italian portfolio, which includes the world renowned Hotel Cipriani in Venice, the Villa San Michele in Florence, Hotel Caruso in Ravello, and Hotel Splendido in Portofino. This financially compelling deal was concluded in January 2010 and the properties are scheduled to open after initial renovations in May 2010.

We were never in any doubt that the business environment in 2009 would be challenging. Throughout the Company, same store RevPAR was down 19% in local currency, with our Rest of World properties faring better than average, losing just 12%. While these are significant drops, our Company consistently outperformed its competitive set. If we drill down into these figures, the drop in same store Average Daily Rate system-wide was 5%, supported by a combination of rate strategy and a change in business mix. In recessionary periods, we find that the higher up the pricing scale, the more resilient the guest. This translates into more business being held in the high seasons and in suites and junior suites, than in the low seasons and in entry level rooms.

Non-rooms revenue, a source of 45% of the Company’s owned hotels’ total revenue, outperformed rooms revenue, with a drop of only 15%. Our properties are fully focused on maximizing the spend of every guest and this has made a significant contribution in 2009.

Our profit retention was ahead of target, thanks to the careful cost cutting measures that did not impact our service offering.

At the start of the year, our net debt was $835.3 million. As the global financial crisis unfolded, and with EBITDA set to fall, it was clear that the balance sheet was over-leveraged. We therefore embarked on a debt reduction strategy and set ourselves a target net debt/EBITDA ratio of 4 to 5 times by the end of 2011. Helped by the asset sales and a public offering of shares in April, which raised $141.3 million of net proceeds, our net debt was reduced by $108.9 million and was $726.4 million at the end of the year. We remain cautiously confident that we are on course to achieve our target leverage.

Going into 2010, I am pleased to say the outlook is better than one year ago. As I write this message, bookings are showing positive signs, with our top products such as the Venice Simplon-Orient-Express train, our Italian Hotels and the Copacabana Palace all showing ‘green’ on the dashboard.

Another key achievement over the past 18 months has been to cement our guest relationships and create ways to enhance them. Our understanding of the customer journey and guests’ interaction with both Orient-Express and the individual properties in our portfolio, positions us perfectly to take advantage of world economic recovery. The Orient-Express brand is based on clear core values and is gaining increased recognition. This will enable us to work more closely with our guests and ensure we continue to deliver the best possible product in line with their changing needs.

An area of increasing focus for our guests is that of responsible tourism and sustainable operations.  Orient-Express is a member of the International Tourism Partnership and we commit to responsible business practices and share a common commitment to furthering the sustainability of tourism by minimizing the negative impacts on the environment, increasing contributions to biodiversity conservation, cultural heritage preservation and local community development. Our activity in this field includes the following examples:

•                  In Russia, the Grand Hotel Europe in St Petersburg, has established its own charity foundation to help underprivileged children and youth, who will need to enter the workforce. The hotel works closely with local orphanages and organizations which identify children in need, contributing to better living conditions and providing the foundations to develop and eventually to succeed in life.

•                  In Africa, Orient-Express’ game lodges in Botswana are supporters of the Endangered Wildlife Trust, a Southern Africa NGO. Staff assist on the ground with the Wattled Crane Project in the Moremi Wildlife Reserve. The Wattled Crane is the most endangered crane species in Southern Africa, exceptionally susceptible to disturbances whilst nesting in wetlands. By staying at the camps, guests support the organization financially and assist in conservation and protection of endangered species for future generations.

•                  In Central America, Maroma Resort and Spa in Mexico is committed to preserving the environment and in particular, the fragile infrastructure of its magnificent beach. Management and employees participate in ad-hoc initiatives to clean Maroma’s surrounding beach areas, each committing at least two hours every three months. Volunteers collect and track beach trash to the source to get manufacturers to use environmentally friendly packaging. The landscaping surrounding the resort is maintained in a jungle-like state to create the ideal habitat for wildlife and educational jungle walks are provided for guests who can learn about the biodiversity of the hotel estate.

•                  In South America, Machu Picchu Sanctuary Lodge in Peru has a program designed to help local people to help themselves. To support some of the poorest local communities, the hotel has established an agricultural school on its own land. It runs four-week programs so people can learn to grow and produce organic tomatoes, leaf vegetables and herbs. The hotel provides them with seeds to use on their own land and then buys their produce, both to provide a valuable source of income for local people and to reduce the carbon footprint by avoiding the need to import from other parts of the country.

Challenging as it is to operate sustainably in historic buildings, which many of our hotels are, I am constantly impressed how our general managers find creative and innovative ways to reduce energy consumption and improve waste management.

This Company owns some unique assets and, despite the downturn, these assets have been maintained in top condition. In 2009 we successfully relaunched Hotel das Cataratas in Iguassu Falls, Brazil after a two year restoration project, with 129 of 193 rooms and all public areas at Orient-Express standard; we opened 22 luxury pool villas at Jimbaran Puri Bali; we built the Kong Kea spa and eight new suites at La Résidence d’Angkor, in Siem Reap, Cambodia; and we completed the third phase of room refurbishment at Hotel Cipriani in Venice, bringing the total of new rooms and suites there to 39.

In 2010, the new Sicilian properties and a fifth property in Peru, Hotel Rio Sagrado, will join the portfolio. In April we will open four redesigned suites at Le Manoir aux Quat’Saisons in England; and by October, the final 64 keys in Hotel das Cataratas will be completed, in time for the summer season. We are developing Palacio Nazarenas, a 56 key luxury hotel in a former convent adjacent to our very successful Hotel Monasterio in Cuzco, Peru.

We hope, permits allowing, to start a major renovation project at Hotel Ritz in Madrid and to recommence construction to restore El Encanto in Santa Barbara to its former iconic status.

While the past 18 months have been extremely challenging, I am pleased to see Orient-Express emerge a stronger Company and one with a brighter future. The benefits of being an owner will be felt as revenue growth converts to profit growth, and a lower cost structure and better debt position allow us to deliver increasingly positive returns.

Paul M. White

President and Chief Executive Officer

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Management evaluates the operating performance of the Company’s segments on the basis of segment net earnings before interest, foreign currency, tax (including tax on unconsolidated companies), depreciation and amortization (EBITDA), and believes that EBITDA is a useful measure of operating performance, for example to help determine the ability  to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets.  EBITDA is also a financial performance measure commonly used in the hotel and leisure industry, although the Company’s EBITDA may not be comparable in all instances to that disclosed by other companies.  EBITDA does not represent net cash provided by operating, investing and financing activities under U.S. generally accepted accounting principles (U.S. GAAP), is not necessarily indicative of cash available to fund all cash flow needs, and should not be considered as an alternative to earnings from operations or net earnings under U.S. GAAP for purposes of evaluating operating performance.

This report contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.  These include statements regarding revenue growth, earnings outlook, investment plans, debt reduction, asset sales and similar matters that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements.  Factors that may cause a difference include, but are not limited to, those mentioned in the report, unknown effects on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, failure to realize hotel bookings and reservations and planned property development sales as actual revenue, inability to sustain price increases or to reduce costs, rising fuel costs adversely impacting customer travel and the Company’s operating costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing proposed asset sales, capital expenditures and acquisitions, inability to reduce funded debt as planned or to agree bank loan agreement waivers or amendments, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion or development projects, delays in reopening properties closed for repair or refurbishment and possible cost overruns, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, changing global and regional economic conditions in many parts of the world and weakness in financial markets, legislative, regulatory and political developments, and possible continuing challenges to the Company’s corporate governance structure.  Further information regarding these and other factors is included in the filings by the Company with the U.S. Securities and Exchange Commission.